Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2004

COMMUNITY FINANCIAL HOLDING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia (State or Other Jurisdiction of Incorporation)	04-3641019 (I.R.S. Employer Identification No.)

2775 Buford Highway Duluth, Georgia (Address of principal executive offices)	30096 (Zip Code)

(770) 476-2775
(Registrant’s telephone number, including area code)

Item 5 – Other Events.

     On March 26, 2004, Community Financial Holding Company, Inc. (the “Company”) completed the sale, through its subsidiary, CFHC Capital Trust I, of $5,500,000 of floating rate trust preferred securities (the “Capital Securities”) with a maturity date of March 31, 2034 and a liquidation value of $50,000 per Capital Security. Interest on the Capital Securities is to be paid on the last business day of each March, June, September, and December, commencing June 30, 2004. The interest rate is reset quarterly at a rate equal to the prime rate of interest as announced in the Money Rates section of the Eastern Edition of The Wall Street Journal for the last business day of each of March, June, September and December, as applicable (or if more than one rate is so indicated in The Wall Street Journal, the prime rate shall equal the highest rate provided), plus 12.5 basis points. The Company intends to use the proceeds from this offering for general corporate purposes, including providing capital to its subsidiary, Gwinnett Community Bank.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNITY FINANCIAL HOLDING COMPANY, INC.
By: /s/ Thomas J. Martin
Thomas J. Martin, President and Chief Executive Officer
Dated: March 30, 2004

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